UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)
8725 W. Higgins Road, Suite 900 Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

uBid.com Holdings, Inc.
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2008, the Company filed with the Secretary of State of the State of Delaware an amendment to its certificate of incorporation by which the Company has changed its name to Enable Holdings, Inc. from uBid.com Holdings, Inc.

The name change was recommended by unanimous consent of the Company’s board of directors on July 14, 2008, and was approved by the Company’s written action of stockholders owning more than a majority of the outstanding shares of the Company’s common stock. A copy of the Certificate of Amendment of Certificate of Incorporation as filed is attached hereto as Exhibit 3.1.

On August 6, 2008, in connection with the name change, the Company’s Board of Directors approved the amending and restating of the Company’s Bylaws to reflect such name change. A copy of the Amended and Restated Bylaws is attached as Exhibit 3.2.

On August 8, 2008, the Company issued a press release announcing the name change. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Certificate of Amendment of Certificate of Incorporation, effective as of August 4, 2008.

3.2	Amended and Restated Bylaws, effective as of August 6, 2008.

99.1	Press Release dated August 8, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2008

ENABLE HOLDINGS, INC.

By:	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr. Chief Financial Officer
Title

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
August 4, 2008	000-50995

ENABLE HOLDINGS, INC.

EXHIBIT NO.	ITEM

3.1	Certificate of Amendment of Certificate of Incorporation, effective as of August 4, 2008.

3.2	Amended and Restated Bylaws, effective as of August 6, 2008.

99.1	Press release dated August 8, 2008.

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